News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

FOR IMMEDIATE RELEASE

P&G DECLARES QUARTERLY DIVIDEND

CINCINNATI, October 13, 2009 – The Board of Directors of The Procter & Gamble Company (NYSE:PG) declared a quarterly dividend of forty-four cents ($0.44) per share on the Common Stock and on the Series A and Series B ESOP Convertible Class A Preferred Stock of the Company, payable on or after November 16, 2009 to shareholders of record at the close of business on October 23, 2009.

The company has been paying dividends without interruption since incorporation in 1890.

About Procter & Gamble
Four billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Gain®, Pringles®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Actonel®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun® and Fusion®. The P&G community includes approximately 135,000 employees working in about 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contact:
Mark Erceg, 513.983.2414
John Chevalier, 513.983.9974